Exhibit 23

Board of Directors
MidNet, Inc.
Vancouver, B.C.

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this registration statement of MidNet, Inc. on Form SB-2 of our report dated February 18, 2005, relating to the financial statements of MidNet, Inc. as of December 31, 2004, which report appears in the annual report on Form 10-KSB of MidNet, Inc.



/s/ Williams & Webster, P.S.
---------------------------------
Spokane, Washington
February 6, 2006